UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	88-0641865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01Other Events.

As previously reported, on September 26, 2024, SES AI Corporation (the “Company”) received a written notice from the New York Stock Exchange (“NYSE”), notifying the Company that, it was not in compliance with the continued listing criteria under Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”), because the average closing price of the Company’s Class A common stock was less than $1.00 over a consecutive 30 trading-day period.

On February 4, 2025, the Company issued a press release announcing that it had received written notice from the NYSE on February 3, 2025 that the Company had regained compliance with the Listing Rule. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: February 4, 2025	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Chief Financial Officer